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                                                                   Exhibit 23.11

                      CONSENT OF SALOMON SMITH BARNEY INC.

   We hereby consent to the use of Annex 3 containing our opinion letter dated October 4, 1999 to the Board of Directors of MCI WORLDCOM, Inc. (the "Company") in the Joint Proxy Statement/Prospectus constituting a part of the Registration Statement on Form S-4 relating to the proposed combination of the Company and Sprint Corporation and to the references to our firm in such Joint Proxy Statement/Prospectus. In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                          Salomon Smith Barney Inc.

                                                 /s/ Salomon Smith Barney
                                          By __________________________________